Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

             We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-38196) of Imation Corp. of our report dated June 15, 2001 related to the financial statements, which appears in this Form 11-K.

                                     /s/Pri cewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
June 29, 2001